S-1 1 yukonicmineralss1.htm FORM S-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S- 1/A

Amendment No.  1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YUKONIC MINERALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	1090	02-6191201
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRSEmployer Identification Number

593 Polson Avenue

Winnipeg, MB  R2W 0P1

Telephone: (204) 898-8160
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	350,000	$0.05 per share	$17,500	$1.25

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated  March_____, 2011

PROSPECTUS

YUKONIC MINERALS CORP.
350,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 6 to 11 of this prospectus.

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at prevailing market prices, or at privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange.

We are an exploration stage mining company without sufficient capital for operations.  We have no current plans to being operations and our auditors have issued a going concern opinion.  We will not be receiving any of the proceeds from this offering.

The property covered by the Ram claim does not contain any substantial mineral deposits or reserves of minerals.  Additional exploration of the property is required before making any determination as to whether any commercially viable mineral deposit may exist.  We will require significant financing to undertake this additional exploration, and currently, we do not have plans for obtaining this financing.

We are an exploration stage mining company and we plan to engage in the acquisition and exploration of mineral properties and to date we have received no revenues from our operations.  We have not yet commenced operations and we have primarily undertaken only organizational activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: March  ___, 2011

Summary

The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.  All dollar amounts refer to United States dollars unless otherwise indicated.

We are an exploration stage mining company  and we plan to engage in the acquisition and exploration of mineral properties and to date we have received no revenues from our operations.   We have not yet commenced operations and we have primarly undertaken only organizational activities.   Our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing.  We will not generate revenues even if our initial exploration program indicates that gold or other mineral material may exist on the property that is the subject of our Ram claim.  Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our exploration activities.

The property covered by the Ram claim does not contain any substantial mineral deposits or reserves of minerals.  Additional exploration of the property is required before making any determination as to whether any commercially viable mineral deposit may exist.  We will require significant financing to undertake this additional exploration, and currently, we do not have plans for obtaining this financing.

We were incorporated under the laws of Nevada effective May 26, 2010.  Our principal offices are located at 593 Polson Avenue, Winnipeg, Manitoba, Canada, R2W 091.  Our telephone number is (204) 898-8160.

The Offering:

Securities Being Offered	Up to 350,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.   There is no assurance of when, if ever, our stock will be listed on an exchange.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 350,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	350,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	December 31, 2010 (unaudited)	As of September 30, 2010 (Audited)
Balance Sheet
Total Assets	$8,512	$17,457
Total Liabilities	$84,729	$77,379
Stockholders’ Deficit	$76,217	$59,922
	For the three months ended December 31, 2010 (unaudited)	Period from May 26, 2010 (date of inception) to September 30, 2010 (Audited)
Income Statement
Revenue	$-	$-
Total Operating Expenses	$(16,295)	$(49,227)
Net Loss	$(17,510)	$(65,051)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE HAVE NO HISTORY OF EARNINGS AND NO FORESEEABLE EARNINGS, AND WE MAY NEVER ACHIEVE PROFITABILITY OR PAY DIVIDENDS.

We were incorporated on May 26, 2010, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring our Ram claim.  Therefore, our ability to operate our business successfully remains untested.  If we are successful in developing the property, we anticipate that we will retain future earnings and other cash resources for the future operation and development of our business as appropriate.  We do not currently anticipate declaring or paying any cash dividends in the foreseeable future.  Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs.  For these reasons, we may never achieve profitability or pay dividends.

IF OUR COSTS OF EXPLORATION ARE GREATER THAN ANTICIPATED, THEN WE WILL NOT BE ABLE TO COMPLETE THE EXPLORATION PROGRAM FOR OUR WHITEHORSE RAM CLAIM WITHOUT ADDITIONAL FINANCING, OF WHICH THERE IS NO ASSURANCE THAT WE WOULD BE ABLE TO OBTAIN.

We are proceeding with the initial phase of the exploration program on the property covered by our Whitehorse Ram Claim.  The exploration program includes a budget of estimated costs.  However, there is no assurance that our actual costs will not exceed the budgeted costs.  Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the Whitehorse winter mining season, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program.  Increases in exploration costs could result in us not being able to carry out our exploration program without additional financing.  There is no assurance that we would be able to obtain additional financing in this event.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

We are in the initial stages of exploration of the property covered by our Ram claim, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold or other valuable minerals on the property.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The search for valuable minerals as a business is extremely risky.  We may not find commercially exploitable reserves of gold or other minerals on the property.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labor, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan.  In addition, any determination that the property contains commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable.  There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that the property can be commercially developed.

WE WILL REQUIRE SIGNIFICANT ADDITIONAL FINANCING IN ORDER TO CONTINUE OUR EXPLORATION ACTIVITIES AND OUR ASSESSMENT OF THE COMMERCIAL VIABILITY OF OUR PROPERTY.  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE OUR RAM CLAIM INTO COMMERCIAL PRODUCTION.

The property that is the subject of our Ram claim does not contain any known bodies of ore.  Our business plan calls for significant expenditures in connection with the exploration of the property. We will, however, require additional financing in order to complete the remaining phases of the exploration program, and to conduct the economic evaluation that would be necessary for us to assess whether sufficient mineral reserves exist to justify commercial exploitation of our Ram claim.  We currently are in the exploration stage and have no revenue from operations.  We currently do not have any arrangements in place for additional financing, and we may not be able to obtain financing on terms that are acceptable to us, or at all.  If we are unable to obtain additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of the property.  Further, if we are able to establish that development of the property is commercially viable, our inability to raise additional financing at this stage would result in our inability to place the property into production and recover our investment.

OUR EXPLORATION ACTIVITIES MAY NOT BE COMMERCIALLY SUCCESSFUL, WHICH COULD LEAD US TO ABANDON OUR PLANS TO DEVELOP THE PROPERTY AND OUR INVESTMENTS IN EXPLORATION.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on the property that is the subject of our Ram claim.  Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive.  Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining.  Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  We may invest significant capital and resources in exploration activities and abandon such investments if it is unable to identify commercially exploitable mineral reserves.  The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing.  We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on any of our properties to justify commercial operations.  Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on the property.

BECAUSE ACCESS TO OUR RAM CLAIM IS OFTEN RESTRICTED BY INCLEMENT WEATHER, WE WILL BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

Access to the property that is the subject of our Ram claim is restricted to the period between November extending into April of each year due to snow and storms in the area.  As a result, any attempts to visit, test or explore the property are largely limited to the few months out of the year when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.  This may cause our business venture to fail and the loss of your entire investment in our common stock.

AS WE UNDERTAKE EXPLORATION OF OUR RAM CLAIM, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict the exploration of minerals.  We will be subject to the mining laws and regulations of the Whitehorse Region as we carry out our exploration program.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.

IF WE DO NOT OBTAIN CLEAR TITLE TO OUR RAM CLAIM, OUR BUSINESS MAY FAIL.

The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects.  The property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt.  We will likely complete a survey on the property as part our proposed first phase exploration work program.  If the survey results are defective we will lose all right and title to the ground now covered by the Ram claim.  If we are unable to obtain clear title you may lose your entire investment in our common stock

WE ARE SUBJECT TO RISKS INHERENT IN THE MINING INDUSTRY AND AT PRESENT WE DO NOT HAVE ANY INSURANCE AGAINST SUCH RISKS.  ANY LOSSES WE MAY INCUR THAT ARE ASSOCIATED WITH SUCH RISKS MAY CAUSE US TO INCUR SUBSTANTIAL COSTS WHICH WILL HAVE A MATERIAL ADVERSE EFFECT UPON OUR RESULTS OF OPERATIONS.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business.  Mining for gold and other valuable minerals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes.  At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums.  Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability.  Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms.  We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons.  Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.  Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

IF WE DO NOT FIND A JOINT VENTURE PARTICIPANT FOR THE CONTINUED DEVELOPMENT OF OUR RAM CLAIM, WE MAY NOT BE ABLE TO ADVANCE THE EXPLORATION WORK.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the property covered by our Ram claim.  We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party.  A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost.  In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the Ram claim to the joint venture participant.  If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

WE RELY ON  OUR MEMBER OF MANAGEMENT, THE LOSS OF WHOSE SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR SUCCESS AND DEVELOPMENT.

Our success depends to a certain degree upon our only memeber of management .   This individual  is a significant factor in our growth and success.  The loss of the service of our manager could have a material adverse effect on us.  In particular, our success is highly dependent upon the efforts of our President and Chief Executive Officer, our Secretary, Treasurer and Chief Financial Officer and our directors, the loss of whose services would have a material adverse effect on our success and development.

BECAUSE OUR DIRECTOR AND OFFICER HAVE NO EXPERIENCE IN MINERAL EXPLORATION AND DO NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our director and officer  has no experience in mineral exploration and  does not have formal training as geologists or in the technical aspects of management of a mineral exploration company.  As a result of this inexperience there is a higher risk of our being unable to complete our business plan for the exploration of our Ram claim.  In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry out planned exploration program.  If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.  There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in our common stock.

BECAUSE OUR  MANAGER LACKS TECHNICAL TRAINING AND EXPERIENCE WITH EXPLORING FOR, STARTING AND/OR OPERATING A MINE, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our manager lacks technical training and experience with exploring for, starting and/or operating a mine.  With no direct training or experience in these areas, our  manager may not be fully aware of many of the specific requirements related to working within this industry.   Her decisions and choices may not take into account standard engineering or managerial approaches which mineral exploration companies commonly use.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to  manager's lack of experience in the industry.

BECAUSE OUR EXECUTIVE OFFICER  HAS OTHER BUSINESS INTERESTS,  SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

Our executive officer spending only approximately 10% of  her business time on providing management services to us.  While our officer presently possesses adequate time to attend to our interests, it is possible that the demands on  her from  her other obligations could increase with the result that  she would no longer be able to devote sufficient time to the management of our business.  This could negatively impact our business development.

BECAUSE OF THE FIERCELY COMPETITIVE NATURE OF THE MINING INDUSTRY WE MAY BE UNABLE TO MAINTAIN OR ACQUIRE ATTRACTIVE MINING PROPERTIES ON ACCEPTABLE TERMS WHICH WILL MATERIALLY AFFECT OUR FINANCIAL CONDITION.

The mining industry is competitive in all of its phases.  We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals.  Many of these companies have greater financial resources, operational experience and technical capabilities.  As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all.  Consequently, our revenues, operations and financial condition could be materially adversely affected.

RISKS RELATED TO OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.

There is currently no active trading market for our common stock and such a market may not develop or be sustained.  We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part.  In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock.  At the date hereof we are not aware that any market maker has any such intention.  However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.  Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.  If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors.  In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops.  When this registration statement is declared effective, the selling stockholders may be reselling up to 25.93% of the issued and outstanding shares of our common stock.  As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock.  As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others.  Any such short sales could place further downward pressure on the price of our common stock.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common stock will be subject to the "Penny Stock" Rules of the Securities and Exchange Commission (the "SEC"), which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTC Bulletin Board of the National Association of Securities Dealers Inc. (the "NASD"), which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing.   There is no assurance of when, if ever, our stock will be listed on an exchange.   Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended.  The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions.  Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the "penny stock rules,” investors will find it more difficult to dispose of our securities.  Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve risks and uncertainties regarding the market price of gold and other valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors.  Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  Actual events or results may differ materially.  In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus.  These factors may cause our actual results to differ materially from any forward-looking statement.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

Use of Proceeds

The Selling Stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

Determination of Offering Price

Not applicable.  The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at prevailing market prices, or at privately negotiated prices . There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

Not applicable.  We are not offering any shares in this registration statement.  All shares are being registered on behalf of our selling shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 350,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation 4(2) of the Securities Act of 1933.  All shares were issued by us in transactions not involving any public offering, to purchasers who had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, who had access to the type of information normally provided in a prospectus, and who agreed not to resell or distribute the securities to the public.  In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

The following table provides as of the date of this prospectus, information regarding the ownership of our common stock held by each of the selling shareholders, including:

the number of shares owned by each prior to this offering.

the total number of shares that are to be offered for each;

the total number of shares that will be owned by each upon completion of the offering; and

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Jeff Barnachea	10,000	10,000	Nil	Nil
Carmelina Blas	10,000	10,000	Nil	Nil
Jason Blas	10,000	10,000	Nil	Nil
Karina Blas	10,000	10,000	Nil	Nil
Renato Blas	10,000	10,000	Nil	Nil
Elliot Briggs	10,000	10,000	Nil	Nil
Jullian Buenavides	10,000	10,000	Nil	Nil
Adrian Campbell	10,000	10,000	Nil	Nil
Tanya Cheryl Campbell	10,000	10,000	Nil	Nil
Darryl Carreon	10,000	10,000	Nil	Nil
Gary De Paiva	10,000	10,000	Nil	Nil
Erneta Dottin-Burke	10,000	10,000	Nil	Nil
Samantha Feruelo	10,000	10,000	Nil	Nil
Michael Gomes	10,000	10,000	Nil	Nil
Rodrigo Gonzalez	10,000	10,000	Nil	Nil
Derick Ho	10,000	10,000	Nil	Nil
Annibale Iacchetta	10,000	10,000	Nil	Nil
Gojko Komnenovic	10,000	10,000	Nil	Nil
John Kopachynski	10,000	10,000	Nil	Nil
Jacob Kyprianov	10,000	10,000	Nil	Nil
Sandra Lesniak	10,000	10,000	Nil	Nil
Richard Lewis	10,000	10,000	Nil	Nil
Richard Mba	10,000	10,000	Nil	Nil
Pamela Perez	10,000	10,000	Nil	Nil
Michael Petrakis	10,000	10,000	Nil	Nil
Stephanie Reale	10,000	10,000	Nil	Nil
Jordan Reid	10,000	10,000	Nil	Nil
Juan Salcedo	10,000	10,000	Nil	Nil
Williams Siguenza	10,000	10,000	Nil	Nil
Jasvinder Singh	10,000	10,000	Nil	Nil
Brandon Smyth	10,000	10,000	Nil	Nil
Sascha Taylor	10,000	10,000	Nil	Nil
Frederick Upshaw	10,000	10,000	Nil	Nil
Ewelina Welna	10,000	10,000	Nil	Nil
Colleen Wise	10,000	10,000	Nil	Nil

The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 1,350,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or broker-dealer's affiliate.

Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times.  The selling stockholders will act independently of Yukonic Minerals in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the selling stockholders to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system.  To date, no actions have been taken to list our shares on any national exchange or electronic quotation system.  If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $43,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.  As of  December 31, 2010 there were 1,350,000 shares of our common stock issued and outstanding held by 36 shareholders of record.

Common Stock

Registered holders of our common stock are entitled to exercise one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.   The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Nevada statute or by the Articles .  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Dean Law Corp, Seattle, WA.  The financial statements included in this prospectus and the registration statement has been audited by M & K CPAS, PLLC.  to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We were incorporated as a Nevada state corporation on May 26, 2010.    We own an unpatented claim to prospect approximately a half-mile portion near Ruby, located in the Whitehorse Mining Division of the Yukon Territory, Canada.  We purchase this claim for $15,000.  The Ram claim covers an area of approximately 0.25 square miles.  The Ram claim cannot be mined but can be eventually staked into claim, if it is kept in good standing.  To keep a claim in good standing the claim holder must work the claim and apply for a certificate of work, or pay a fee in lieu of work.  A claim is in good standing for one year after the date it is recorded.  The official recorded date is the date the mining recorder receives your application form, sketch and fees.  During this one year period, the claim holder is required to do $100.00 worth of representation work on the claim.

The property covered by our Ram claim does not contain any substantiated mineral deposits or reserves of minerals.  Minimal exploration has been carried out on the property.  Accordingly, additional exploration of the property is required before any determination as to whether any commercially viable mineral deposit may exist.  Our plan of operations is to carry out preliminary exploration work on the property in order to ascertain whether our Ram claim warrants advanced exploration to determine whether they possess commercially exploitable deposits of gold.  We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We acquired our Ram claim in June of 2010.  We have obtained a geological report on the underlying property that has recommended an exploration program.  The geological report was obtained from APEX Geoscience, an unaffiliated third party.   We have determined to proceed with the first phase of this recommended exploration program.  The estimated cost of this exploration program is  $20,000.  As at  December 31, 2010, we had cash reserves of $8,512 and working capital deficit of $82,561 .  We have sufficient funds to enable us to complete this initial phase of our exploration program.  We will, however, require additional financing in order to complete full exploration of the property to determine whether sufficient mineralized material, if any, exists to justify staking the Ram claim into claim with the view to facilitating eventual mining and production.  Even if we determine that a mineral deposit exists on the property, an economic evaluation must be completed before the economic viability of commercial exploitation of the property could be completed.  Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation.  There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

Exploration Stage Company

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent.  Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on the property covered by the Ram claim, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.  We have no known reserves of any type of mineral.  To date, we have not discovered an economically viable mineral deposit on the property, and there is no assurance that we will discover one.

Acquisition of Our Whitehorse Ram claim

On June 30, 2010, we entered into an agreement with Oro Quest inc. to purchase 100% interest in a half-mile portion of property located in Ruby; located in the Whitehorse Mining Division of the Yukon Territory, Canada.   Oro Quest was an unaffiliated third party at the time we entered into this agreement.

The Ram claim constitutes a disposition of land granted under the Placer Mining Act (Yukon Territory, Canada).  The Ram claim cannot be mined but can be staked into claim if it is kept in good standing.

There is no lake associated with our property.  There is a four meter wide streardcreek, called Marshall Creek, which bisects the property.  A heavy mineral panned concentrate sample (identifier OlCSH403) was taken at the downstream tip of a gravel point bar.  A Ram claim such as ours that is located along a creek typically covers a portion of the creek valley measured along the general direction thereof.  The claim must conform to a base line established by official survey.  The base line is located along the general direction of the central bottom lands of the valley, but not necessarily in the center of the valley.  The base line is generally situated in a manner that ensures that all creek locations include the full width of the creek.  Legal posts must be placed in the ground at both ends of the Ram claim, and a line must be well cut out (using hand methods only) between the posts.

Our Ownership Interest in the Whitehorse Ram Claim

We own title to the Ram claim.  The total area of the Ram claim is approximately 0.25 square miles.

Property Description and Location of Our Ram claim

The property that is the subject of our Ram claim is located 24 miles north-east of Haines Junctions in the Yukon Territory.  There is a four meter wide stream/creek, called Marshall Creek, which bisects the property.

To date we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Access, Climate, and Physiography, Local Resources and Infrastructure of Our Ram claim

The area can be accessed via helicopter out of Haines Junction.  Haines Junction is a village in the Yukon Territory, which is located at Kilometer 1,632 (historical mile 1016) of the Alaska Highway at its junction with the Haines Highway; hence the name of the community.  The population is approximately 600 people.  Haines Junction is located next to the Kluane National Park and Reserve.

Lower slopes are forested by glacial drift and colluvium, reflecting the various phases of continental and alpine glaciation although local cliffs and creek canyons afford good rock exposure.  Colluvium refers to loose bodies of sediment that has been deposited or built up at the bottom of a low grade slope or against a barrier on that slope, transported by gravity.

The vegetation is typical of the interior Yukon Plateau with a mix of fir trees with alder, willow and cottonwood on old trails and poorly drained areas.  Climate is dramatically changed with long, cold winters and warmer summers.

All amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items are available via short helicopter ride.  Construction and placer equipment companies are present in communities nearby.

A small map showing the location to our Ram claim is presented below:

Here is a close up picture of the actual property, as viewed from the south-east:

Prior Exploration

No full scale or systematic exploration of the placers has been undertaken.  Little surface mapping or sampling has been completed on the property that is the subject of our Ram claim.  None of the prior exploration on the property has been completed by us, other than the preparation of a geological report.

Present Condition and Current State of Exploration

Our Ram claim presently does not have any mineral reserves.  The property that is the subject of our claim is undeveloped and does not contain any open-pit or underground mines.  There is no plant , equipment or other infrastructure located on the property.  Power at the property will need to be produced by portable generators.  In addition, we would need to bring in water tanks to the property.

Geology of Our Ram claim

The area's bedrock geology includes younger Paleozoic and Mesozoic stratified rocks to the southwest, including the area of the claims and a broad terrain of early Paleozoic and Proterozoic rocks to the northeast.  The northwesterly trending fold axes of the stratified rocks are intruded by Cretaceous felsic and Permian- Jurassic mafic bodies.

Glaciation in the area consists of several different episodes and includes both continental and alpine types.  The most recent continental ice sheets moved in a westerly to southwesterly direction and are antedated by alpine glaciation and prior continental glaciation.  The peneplanation which is reflected in the rounded mountainous terrain tops was due to the continental ice sheets while the sharp cirque and U-shaped valleys gravel terraces were shaped by the latter alpine glacial reconcentration of the ancient detritus into the present day features.

Placer deposits occur as a result of the scouring of the rock by the glaciation, deposition of the debris and subsequent  sifting by their melt waters into active valley stream channels or old stream channels.  Since this is an ongoing process that has occurred throughout the geological time scale, there are older "tertiary" channels that were deposited.  Repetition of the alluvial process has had occasion to concentrate or redistribute these older channels into new auriferous high grade "Eldorados.”

Regional Geochemical

Regionally the area is anomalous in gold values, but no systematic surveying of the area by government can be identified as useful to the definition of concentrations of placer deposits.

Our Planned Exploration Program

Our phased exploration work program on the Ram claim will include  gaining information  to assess the amount of placer material involved and a detailed placer pit testing program.

A budget of $20,000 is estimated for phase one and it is expected to take approximately  6 months  to complete.  We expect to commence this phase of the exploration program in Spring 2011 depending on the availability of personnel and equipment.   If we are unable to fine the necessary personnel and equipment, phase one of our exploration program could possibly be delayed until Summer 2011 or Fall 2011, depending on when this requirement is fulfilled.   To date, we have spent nothing on exploration expenditures on the property, other than amounts spent in completing geological reports on our Ram claim.

The components of the budget for phase one of the work programs are as follows:

Phase One	Budgeted Expense
Geologist Geomorphology (5 days @ $500/day)	$ 2,500
Geological technicians (2) (5 days @ $250/day)	2,500
Equipment rental (bulldozer, backhoe, processing plant vehicles, pumps for test pits @ $4000/day)	8,000
Fuel, Food, Field Supplies	2,500
Analysis - concentrate	200
Mobilizing equipment to site	1,000
Supervising report analysis	1,500
Contingency	1,800
Phase One Total:	$ 20,000

Our Board of Directors will make a determination whether to proceed with further exploration work upon completion of phase one.  In completing this determination we will assess whether the results of phase one are sufficiently positive to enable us to obtain any additional financing that we will then require.  This analysis will include an assessment of the market for financing of junior mineral exploration projects at the time of our assessment.

It is presently expected that phase two of the exploration program will cover detailed geological mapping and sampling of the area.  Phase two is expected to take up to 6 months to complete .  Phase three will involve permitting for full-scale mining operations.   Phase three is also expected to take up to 6 months to complete.   The components of the budget for the second and third phases of the exploration work program are as follows:

Phase Two	Budgeted Expense
Mapping alluvium	$ 5,000
Drill site preparation including permitting	2,500
Drilling 200 meters (reverse circulation/water well drilling)	20,000
Bulk sample testing	26,500
Supervising report analysis	1,500
Contingency	5,000
Phase Two Total:	$ 60,500

Phase Three	Budgeted Expense
Permitting	$ 10,000
Initial preparation and equipment surety	55,000

Phase Three	Budgeted Expense
Reporting and supervision	5,000
Phase Three Total:	$ 70,000

Our Board of Directors will make a determination whether to proceed with the third phase of the recommended work program only upon completion of phase two.  In completing this determination we will make an assessment as to whether the results are sufficiently positive to enable us to obtain the additional financing that would be necessary for us to proceed.   Positive results means that a geoscientist states that there is a strong likelihood of value being added by completing the next phase of exploration.

We have not chosen anyone specific to conduct exploration work on the property.  We intend to choose a geologist recognized in the Yukon Territory who has had experience working in the regional area of the property. We intend to field offers from different geologists who are keen to build on their previous experiences working in the area and we will choose the most qualified person amongst the various interested candidates.  We will like to begin this process within the next 2 months; we are estimating it will take up to 3 months to hire  a geologist.  The contingency funds allocated in phases one and two are there to cover unexpected expenses which may arise while the actual work commences, such as severe weather issues which cause delays, causing additional days needed for personnel and/or equipment.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Whitehorse Region.  The term of our Ram claim is one year and it can be renewed twice.  Accordingly, the claim may be held for a maximum of three years.  Testing work must be performed and filed pursuant a prospecting program meeting certain minimal requirements under the Placer Mining Act no later than the anniversary date of the claim in each year.

Any testing work undertaken on our Ram claim must be conducted in a manner that minimizes disruption to the environment, and must comply with applicable legislation including the Waters Act (Yukon Territory).  Mining and preparing the ground for mining are not permitted on Ram claims.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.  The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

We already have approval to proceed with phase one of our exploration program.  During the one year period of acquiring the claim, the Company, as the claim holder, is required to do $100 worth of representation work on the claim.  To apply to do work on a claim, the fee is $5 per claim per year payable to the Government of Yukon.

Competition

We are a junior mineral resource exploration company.  We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties.  Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us.  Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties.  In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties.  This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development.  This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies.  The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus we have no significant employees other than the officers and directors described above under "Directors, Executive Officers, Promoters and Control Persons.”  We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the mineral property in order to carry our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Offices

Our executive offices are located at 593 Polson Avenue, Winnipeg, Manitoba, R2W 0P1, Canada.  Ms. Tesluck, our President, Chief Executive Officer, Principal Executive Officer and a director, currently provides this space to us free of charge.  This space may not be available to us free of charge in the future. This office space is part of a residence.

We also have an unpatented Ram claim located in the Whitehorse Mining Division of the Yukon Territory, as described above under "Description of Business.”

Legal Proceedings

There are no pending or threatened lawsuits against us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.   We would like to register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board.  However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

-

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
-

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

-

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this Prospectus, no filing has been made.

There are 350,000 shares of our common stock held by non-affiliates and 1,000,000 shares of our common stock held by one  affiliate Ms. Tesluck ; Rule 144 of the Securities Act of 1933 defines as restricted securities.  350,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective. The 1,000,000 affiliate shares held by  Ms.Tesluck and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144.  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately  36 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

Plan of Operation

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of our Ram claim:

1.

Register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board.  However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.

2.

We plan to conduct phase one of our recommended exploration program on our Ram claim.

3.

If warranted by the results of phase one, we intend to proceed with a further phase of a recommended exploration program.

4.

We anticipate spending approximately $1,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $12,000 over the next twelve months.  The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, annual Ram claim fees and general office expenses.

As at December 31,2010 , we had cash reserves of $ 8,512 and working capital deficit of $ 76,217 . We anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our exploration program and to pay for the costs of this offering and our general and administrative expenses for the next 12 months.  Also, our ability to complete phase two of the recommended work program will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.   Our President has agreed to advance us necessary funding to maintain minimal operations and fund the cost of our becoming a public company including paying for the offering expenses.  Any funding that we receive will firstly go to pay for the costs of our offering, secondly to pay for maintaining our operations and thirdly to go towards the costs of our exploration program.

During the 12 month period following the date of this registration statement, we anticipate that we will not generate any revenue.  Accordingly, we will be required to obtain additional financing in order to continue our plan of operations.  We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of our exploration program.  In the absence of such financing, we will not be able to continue exploration of our Ram claim and our business plan will fail.  Even if we are successful in obtaining equity financing to fund phase two our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our Ram claim following the completion of phase two.  If we do not continue to obtain additional financing, we will be forced to abandon our Ram claim and our plan of operations will fail.

We may consider entering into a joint venture arrangement to provide the required funding to develop the Ram claim.  We have not undertaken any efforts to locate a joint venture participant for the Ram claim.  Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our Ram claim.  If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our Ram claim to the joint venture participant.

Results of Operations for the Period from May 26, 2010 (Inception) to September 30, 2010

We did not earn any revenues for the period from May 26, 2010 (Inception) to September 30, 2010.  We incurred operating expenses in the amount of $49,227 for the period from May 26, 2010 (Inception) to September 30, 2010.  These operating expenses were comprised of office and general fees of $7,072 and professional fees of $42,155. The professional fees consist of the expenses associated with this offering such as legal, accounting and auditing fees.

Revenues

We have had no operating revenues since our inception on May 26, 2010 to September 30, 2010.  We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

We have incurred total operating expenses of $49,227 since our inception on May 26, 2010 to September 30, 2010.  These expenses were comprised of office and general expenses of $7,072 and professional fees of $42,155.  The office and general expenses consists of utilities, insurance and office supplies.

Liquidity and Capital Resources

As at September 30, 2010, we had cash reserves of $17,457 and working capital deficit of $59,922.

Cash Used in Operating Activities

Cash used in operating activities was $17,267 for 2010.  We anticipate that cash used in operating activities will increase in 2011 as discussed under "Plan of Operations.”

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock.  From our inception, on May 26, 2010, to September 30, 2010, we have raised a total of $4,500 from private offerings of our securities.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Ram claim and our venture will fail.

Results of Operations for the Three Months ended December 31, 2010

Revenues

We did not earn ay revenues during the three months December 31, 2010.

Expenses

We have incurred total operating expenses of $16,295 during the three months ended December 31, 2010.  These expenses were comprised of office and general expenses of $3,195 and professional fees of $13,100.  The office and general expenses consists of utilities, insurance and office supplies.

Liquidity and Capital Resources

As at December 31, 2010, we had cash reserves of $8,512 and working capital deficit of $76,217.

Cash Used in Operating Activities

Cash used in operating activities was $18,045 for the three months ended December 31, 2010.

Cash from Financing Activities

Cash received from financing activities was $9,100 for the three months ended December 31, 2010.  This amount was from a loan from our President.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities.  For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing shareholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Ms. Pamela Dawn Tesluck	29	CEO, President & Director

Ms. Tesluck is responsible for establishing the company’s business model to be implemented at Yukonic Minerals.  Ms. Tesluck will remain as an officer of the Company until she resigns or is replaced.  She will serve as a director for a one year term or until he her successor is elected and qualified or until her earlier resignation or removal.   She has served as our President & CEO since inception.  For the past 5 years Ms. Tesluck has been a Supervisor with the City of Winnipeg.   Although Ms. Tesluck does not have direct experience in our proposed business plan, Ms. Tesluck has the ability to source and retain qualified personnel to further our exploration plans.   Mr. Tesluck will devote approximately 15 hours a week to our operations.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last  ten years in any of the following:

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
-	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
-

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

-

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended September 30, 2010.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2010 ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Pamela Dawn Tesluck President, CEO, Secretary, Treasurer and a director	2010	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is 593 Polson Avenue, Winnipeg, MB  R2W 0P1.

Shareholders	# of Shares	Percentage
Pamela Dawn Tesluck	1,000,000	74.1%
All directors and executive officers as a group [1 person]	1,000,000	74.1%

This table is based upon information derived from our stock records.  Unless otherwise subject to community property laws where applicable, the shareholder named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 1,350,000 shares of common stock outstanding as of December 19, 2010.

Certain Relationships and Related Transactions

Upon formation, Ms. Tesluck, our founder and president received 1,000,000 million shares par value $.001 as the founding officer and executive of the company.  Any infusions or loan advances to the company since inception by Pamela Dawn Tesluck are payable on demand and bear imputed interest at 8% per annum.

The Company has received $54,324 as a loan from Ms. Tesluck.  The loan is payable on demand and bear imputed interest  of 8% per annum.

Our executive offices are located at 593 Polson Avenue, Winnipeg, Manitoba, R2W 0P1, Canada.

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws.  The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws.  The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

Financial Statements

INDEX TO FINANCIAL STATEMENTS

September 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Yukonic Minerals Corp.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Yukonic Minerals Corp. (An Exploration Stage Company) as of September 30, 2010, and the related statement of operations, stockholders' deficit and cash flows for the period from inception on May 26, 2010 through September 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yukonic Minerals Corp. (An Exploration Stage Company) as of September 30, 2010, and the related statement of operations, stockholders' deficit and cash flows for the period from inception on May 26, 2010 through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $65,051, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M & K CPAS, PLLC

www.mkacpas.com

Houston, Texas

    December 20, 2010

YUKONIC MINERALS CORP. (An Exploration Stage Company) BALANCE SHEETS

	December 31, 2010	September 30, 2010
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$8,512	$17,457
Total current Assets	8,512	17,457

TOTAL ASSETS	$8,512	$17,457

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$30,405	$32,155
Loans from Related Party	54,324	45,224
TOTAL CURRENT LIABILITIES	$84,729	$77,379

STOCKHOLDERS’ EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
1,350,000 shares of shares	$1,350	$1,350
Additional Paid in Capital	4,994	3,779
Deficit accumulated during the exploration stage	(82,561)	(65,051)
TOTAL STOCKHOLDER'S EQUITY/(DEFICIT)	$(76,217)	$(59,922)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$8,512	$17,457

The accompanying notes are an integral part of these financial statements.

YUKONIC MINERALS CORP. (An Exploration Stage Company) STATEMENTS OF OPERATIONS

		Cumulative results	Cumulative results
	Three months	from inception	from inception
	ended	(May 26, 2010) to	(May 26, 2010) to
	December 31, 2010 (Unaudited)	September 30, 2010 (Audited)	December 31, 2010 (Unaudited)
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES
Operating Expenses
Office and general	$(3,195)	$(7,072)	$(10,267)
Professional Fees	(13,100)	(42,155)	(55,255)
Net Operating Loss	$(16,295)	$(49,227)	$(65,522)
Other Expenses
Loss on foreign currency exchange		(195)	(195)
Impairment	-	(15,000)	(15,000)
Imputed interest	(1,215)	(629)	(1,844)
Loss before provision for income taxes	$(17,510)	$(65,051)	$(82,561)
Provision for income taxes	-		-
NET LOSS	$(17,510)	$(65,051)	$(82,561)
BASIC AND DILUTED LOSS PER COMMON SHARE
	$(0.01)	$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	$1,350,000	$861,328

The accompanying notes are an integral part of these financial statements.

YUKONIC MINERALS CORP.

(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

From Inception (May 26, 2010) to September 30, 2010

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total
Balance at inception - May 26, 2010	-	-	-	-	-

Common stock issued for cash at $0.001
per share on June 18, 2010	1,000,000	$1,000	$-	$-	$1,000

Common stock issued for cash at $0.01
per share on September 16, 2010	350,000	350	3,150		3,500

Imputed interest on related party loan			629		629

Net loss for the period ended
September 30, 2010	-	-	-	(65,051)	(65,051)

Balance, September 30, 2010	1,350,000	$1,350	$3,779	$(65,051)	$(59,922)

Imputed interest on related party loan			1,215		1,215

Net loss for the 3 months ended
December 31, 2010 (Unaudited)	-	-	-	(17,510)	(17,510)

Balance, December 31, 2010	1,350,000	$1,350	$4,994	$(82,561)	$(76,217)

The accompanying notes are an integral part of these financial statements.

YUKONIC MINERALS CORP.

(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

	3 months	May 26, 2010	May 26, 2010
	ended	(date of inception) to	(date of inception) to
	December 31, 2010 (Unaudited)	September 30, 2010 (Audited)	December 31, 2010 (Unaudited)

OPERATING ACTIVITIES
Net loss	$(17,510)	$(65,051)	$(82,561)
Adjustment to reconcile net loss to net cash
used in operating activities
Impairment of mineral rights acquisition	-	15,000	15,000
Imputed interest	1,215	629	1,844
Increase (decrease) in accrued expenses	(1,750)	32,115	30,405

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	$(18,045)	$(17,267)	$(35,312)

INVESTMENT ACTIVITIES
Mineral rights acquisition	-	-	(15,000)
NET CASH PROVIDED BY INVESTING ACTIVITIES
	$-	$-	$(15,000)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	4,500	4,500
Loan from related party	9,100	45,224	54,324
NET CASH PROVIDED BY FINANCING ACTIVITIES
	$9,100	$49,724	$58,824

NET INCREASE ( DECREASE) IN CASH	$(8,945)	17,457	$8,512

CASH, BEGINNING OF PERIOD	$17,457	-	$-

CASH, END OF PERIOD	$8,512	17,457	8,512

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

YUKONIC MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2010

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on May 26, 2010 and established a fiscal year end of September 30.  The company is an exploration-stage company organized to exploit mineral deposits.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statement of operations, stockholders' equity (deficit) and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising

Advertising costs are expensed as incurred.  As of December 31, 2010 , no advertising costs have been incurred.

Property

The Company owns a mineral claim with a historical cost of $15,000, which is currently deemed fully impaired in the absence of sufficiently developed plans to extract the minerals.  The company does not rent any property.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  The company doesn’t have any uncertain tax positions.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Cash and cash equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  As of December 31 , 2010, the Company did not have any cash equivalents.

YUKONIC MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2010

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents.  The Company places its cash and temporary cash investments with credit quality institutions.  At times, such investments may be in excess of FDIC insurance limits.  As of December 31 , 2010, there were no deposits in excess of federally insured limits.

Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10").  ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure.  ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

•

Level 1.  Observable inputs such as quoted prices in active markets;

•

Level 2.  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following presents the gross value of assets that were measured and recognized at fair value:

•

Level 1: none

•

Level 2: none

•

Level 3: none

The Company adopted Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.  The adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows.  The carrying value of cash and cash equivalents, accounts payable and accrued expenses, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Foreign Currency Transactions

The Company’s functional and reporting currency is the U.S. dollar.  The Company occasionally settles transactions in foreign currencies, with the resulting gain or loss on foreign currency exchange reflected in the statement of operations.  The Company incurred a loss on foreign currency exchange of $195 for the period from inception to December 31 , 2010.

Exploration-Stage Company

The Company is considered an exploration-stage company, having limited operating revenues during the period presented, as defined by the FASB standard.  This standard requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has provided financial data since May 26, 2010, “Inception,” in the financial statements.  Since inception, the Company has incurred a net loss of $ 82,561 .  The Company’s working capital has been generated through the sale of common stock.

YUKONIC MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2010

Revenue

The company has recognized no mining revenue to date.  In the future mining revenue will be recognized according to the policy described below.  Revenue is recognized when the following conditions are met:

a)

persuasive evidence of an arrangement to purchase exists;

b)

the price is fixed and determinable;

c)

the product has been delivered; and

d)

collection of the sales price is reasonably assured.

Mining Assets

The Company has been in the exploration stage since its inception on May 26, 2010 and has not yet realized any revenues from mining operations.  Mineral property acquisition, exploration and development costs are capitalized as incurred and evaluated for impairment in accordance with GAAP.  To date the Company has not established any proven or probable reserves on its mineral claim that are compliant with GAAP standards.  The Company has adopted the provision of the FASB standard related to accounting for asset retirement obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived assets arising from the acquisition, construction or development and for normal operations of such assets.  As of September 30, 2010 and December 31, 2010 , the Company did not have any developed properties; therefore an accrual related to asset retirement obligations was not necessary.

Stock-based compensation

The Company adopted FASB guidance on stock based compensation upon inception at May 26, 2010.  Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  The Company has not had any stock and stock options issued for services and compensation for the period from inception (May 26, 2010) through December 31,2010.

Recently Issued Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”).  Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively.  Early adoption is permitted.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements.  Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated.  This ASU is effective upon the issuance of this ASU.  The adoption of this ASU did not have a material impact on our financial statements.

YUKONIC MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2010

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has a working capital deficit of $ 76,217 , an accumulated deficit of $ 82,561 and net loss from operations since inception of $ 82,561 .  The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including legal, audit, transfer agency and edgarizing costs.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of December 31 , 2010, the Company had issued 1,000,000 founder’s shares at $0.001 per share for net funds to the Company of $1,000 and had issued 350,000 common stock at $0.01 per share, for net funds to the Company of $3,500.

As of December 31 , 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $45,224 and $54,324 as a loan from a related party as of September 30, 2010 and December 31, 2010, respectively.

The loan is payable on demand and bears imputed interest at 8% per annum.

Imputed interest of $629  and $1,215, for the period from inception until September 30, 2010 and for the 3 months ended December 31, 2010, respectively. Imputed interest of $629 has been calculated on the benefit gained by the company from an interest free related party loan, and has been treated as an additional contribution to the company.

YUKONIC MINERALS CORP.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2010

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of September 30, 2010 and  December 31, 2010  are as follows:

	December 31, 2010	September 30, 2010
Net operating loss carry forward:	82,561	65,051
Effective Tax rate	35%	35%
Deferred Tax Assets	28,896	22,768
Less: Valuation Allowance	(28,896)	(22,768)
Net deferred tax asset	0	0
	$ 0	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were and has determined that there are no events to disclose.

YUKONIC MINERALS CORP.

350,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.25
Transfer Agent Fees	$0.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$35,000.00
Edgar filing fees	$500.00
Miscellaneous (printing, etc.)	$2,498.75
Total	$43,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

As of September 30, 2010, the Company had issued 1,000,000 founder’s shares at $0.001 per share for net funds to the Company of $1,000 and had issued 350,000 common stock at $0.01 per share, for net funds to the Company of $3,500.55

Exhibits

Exhibit
Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
5.1	Legal Opinion of Dean Law Corp., with consent to use
10.1	Agreement with Oro Quest
23.1	Consent of M&K CPAS, PLLC

*previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i )	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii )

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii )

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Winnipeg, Province of Winnipeg, on the 30th day of March, 2011.

Yukonic Minerals Corp. By: /s/ Pamela Dawn Tesluck Pamela Dawn Tesluck President, Chief Executive Officer, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Pamela Dawn Tesluck	President, Chief Executive Officer, Principal	March 30, 2011
Pamela Dawn Tesluck	Executive Officer and Director,Principal Financial Officer Principal Accounting offer and Director